Exhibit 3.1.1

DELAWARE
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "OPGEN, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF FEBRUARY, A.D. 2015, AT 12:40 O'CLOCK P.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.
/s/Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
3338364 8100	AUTHENTICATION: 1528478

150195808            [DELAWARE SEAL]            DATE:  02-13-15

You may verify this certificate online
  at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF OPGEN, INC.
OpGen, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.            This Certificate of Amendment (the "Certificate of Amendment") amends the provisions of the Corporation's Ninth Amended and Restated Certificate of Incorporation that was filed with the Secretary of State on July 10, 2014 (the "Certificate of Incorporation").

2.            The first sentence of the FOURTH Article of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

"FOURTH:  The total number of shares of all classes of stock which the Company shall have authority to issue is 17,500,000 shares of capital stock consisting of:

(i) 10,000,000 shares designated as Common Stock, $0.01 par value per share (the "Common Stock"); and

(ii) 7,500,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), all of which shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock")."

3.            This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.            All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by C. Eric Winzer, its Chief Financial Officer, this 13th day of February, 2015.

OPGEN, INC.

By:  /s/ C. Eric Winzer
Name:  C. Eric Winzer
Title:  Chief Financial Officer